Exhibit 4.2

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS

 DATED _____ __, 2024 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF

 THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM D.F. KING & CO., INC., THE INFORMATION AGENT.

CytoSorbents Corporation

Incorporated under the laws of the State of Delaware

TRANSFERABLE SERIES A RIGHT WARRANT CERTIFICATE

Evidencing transferable Series A Right Warrants, each to purchase one share of Common Stock

Exercise Price: as determined below

THE SERIES A RIGHT WARRANT WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,

 ON _______ __, 2025, SUBJECT TO EXTENSION OR EARLIER TERMINATION

REGISTERED

OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable Series A Right Warrants (“Series A Right Warrants”) set forth above. Each Series A Right Warrant entitles the holder thereof to purchase one share of common stock of CytoSorbents Corporation, a Delaware corporation (the “Company”), at an exercise price equal to 90% of the 5-day volume weighted average price of our Common Stock over the 5-trading days prior to the expiration date of the Series A Right Warrants, rounded down to the nearest whole cent but (x) not lower than $1.00 and (y) not higher than $2.00, which is 45 days following the closing date of the subscription offering, with the exercise price rounded down to the nearest whole cent, and on the terms and subject to the conditions set forth in the Prospectus and the “FORM OF INSTRUCTIONS AS TO USE OF CYTOSORBENTS CORPORATION TRANSFERABLE SERIES A RIGHT WARRANT CERTIFICATES” accompanying this Transferable Series A Right Warrant Certificate.

The maximum number of shares of Common Stock of the Company available for issuance in the rights offering is 12,500,000 shares. If at any time the issuance of shares of Common Stock pursuant to the exercise of this Series A Right Warrant would exceed such share limitation, this Series A Right Warrant will immediately expire worthless.

Even if you exercise your Series A Right Warrants in full, you will not be entitled to any oversubscription privilege with respect to the Series A Right Warrants. The Series A Right Warrants represented by this Transferable Series A Right Warrant Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the initial maximum amount. The Subscription Agent will return to the subscriber any excess funds submitted as soon as practicable, without interest or deduction, once the exercise price is determined in accordance with the above. This Transferable Series A Right Warrant Certificate is not valid unless countersigned by Equiniti Trust Company, LLC, the Subscription Agent. The Rights represented by this Transferable Series A Right Warrant Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the exercise price for each Series A Right Warrant in accordance with the “FORM OF INSTRUCTIONS AS TO USE OF CYTOSORBENTS CORPORATION TRANSFERABLE SERIES A RIGHT WARRANT CERTIFICATES” that accompany this Transferable Series A Right Warrant Certificate.

COUNTERSIGNED AND REGISTERED

EQUINITI TRUST COMPANY, LLC

By:

TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATURE

This Transferable Series A Right Warrant Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of CytoSorbents Corporation and the signatures of its duly authorized officers.

Dated:

Chief Executive Officer	Executive Vice President,
and Principal Executive Officer	General Counsel and Secretary

DELIVERY OPTIONS FOR TRANSFERABLE SERIES A RIGHT WARRANT CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand: Equiniti Trust Company, LLC Attn: Reorganization Department 55 Challenger Road, Suite 200 Ridgefield Park, NJ 07660	If delivering by mail or overnight courier: Equiniti Trust Company, LLC Operations Center Attn: Reorganization Department 55 Challenger Road, Suite 200 Ridgefield Park, NJ 07660

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SERIES A RIGHT WARRANT

You have been allocated the number of Series A Right Warrants shown on this Transferable Series A Right Warrant Certificate. To exercise your Series A Right Warrants, please complete the following and sign under Form 4 below.

(a) EXERCISE OF SERIES A RIGHT WARRANT:

I exercise ____________	Series A Right Warrants x $_______	=	$_____________
(no. of right warrants)	(exercise price)

(B) Total Amount of Payment Enclosed = $__________________

METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft payable to “Equiniti Trust Company, LLC as Subscription Agent.”

☐	Wire transfer of immediately available funds directly to the account maintained by Equiniti Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at _______ Bank, ABA # _______ or Swift Code: _______, Account # _______ Equiniti Trust Company, LLC FBO _______ Corporation, with reference to the rights holder's name.

FORM 2-TRANSFER TO DESIGNATED TRANSFEREE

To transfer your Transferable Series A Right Warrant Certificate to another person, complete this Form 2 and have your signature guaranteed under Form 5.

For value received ______________ of the Series A Right Warrants represented by this Transferable Series A Right Warrant Certificate are assigned to:

Social Security #

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Transferable Series A Right Warrant Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the shares of the Company’s Common Stock underlying your Series A Right Warrants, a certificate representing unexercised Series A Right Warrants or the proceeds of any sale of Series A Right Warrants to be delivered to an address different from that shown on the face of this Transferable Series A Right Warrant Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably exercise the number of Series A Right Warrants indicated above on the terms and conditions specified in the Prospectus. By signing below I confirm that (1) after giving effect to the exercise of my Series A Right Warrants, I will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 14.99% of the Company’s outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering) and (2), if I already beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, in excess of 14.99% of the Company’s outstanding shares of Common Stock I will not, via the exercise of the Series A Right Warrants, increase my proportionate interest in the Company’s Common Stock (with respect to (1) or (2), any such excess shares, the “Excess Shares”). With respect to any such Excess Shares, I hereby (1) irrevocably appoint and constitute the Company, each of its authorized officers and their designees, and each of them, with full power of substitution, as my proxy and attorney in fact with full authority to vote and act by written consent with respect to any such Excess Shares on any matter submitted to shareholders for a vote or action by written consent, in the discretion of such proxy, to the same extent I would have the power to vote or act by written consent and (2) grant the Company a right for 90 days from the closing of the rights offering to repurchase such Excess Shares at the lesser of the exercise price and the closing price of the Company’s Common Stock on The Nasdaq Stock Market LLC the trading day immediately prior to the date on which notice is sent to the holder of the Company’s intent to exercise such right, which notice must be sent prior to the expiration of such 90 day period. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Transferable Series A Right Warrant Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF THIS TRANSFERABLE SERIES A RIGHT WARRANT CERTIFICATE, CONSULT D.F. KING & CO., INC., THE INFORMATION AGENT, AT (800) 549-6864 FOR BANKS AND BROKERS OR CALL TOLL-FREE AT (212) 269-5550.